THIRD ADDENDUM TO LEASE BETWEEN ANDRX CORPORATION,
                 AS TENANT, AND NEW TOWN COMMERCE CENTRE, LTD.,
            AS SUCCESSOR IN INTEREST TO METROPOLITAN LIFE INSURANCE
             COMPANY, AS SUCCESSOR IN INTEREST TO NEWTOWN ASSOCIATES
                        LIMITED PARTNERSHIP, AS LANDLORD

         This Third Addendum to Lease ("Third Addendum") dated as of the______ day of July, 1997, is made by and between Andrx Corporation, a Florida Corporation ("Tenant") and New Town Commerce Centre, Ltd. a Florida general partnership, as successor in interest to Metropolitan Life Insurance Company, as successor in interest to Newtown Associates Limited Partnership ("Landlord").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement and Addendum dated as of January 4, 1994, pertaining to Suite 1101 in that certain building located at 4011 S.W. 47th Avenue, Davie, Florida 33314 (the "Original Lease") in the project known as "New Town Commerce Center" (the "Project"); and

         WHEREAS, The Original Lease was modified and amended pursuant to that certain Addenda dated January 14, 1994 and October 30, 1995 in order to, among other things, add Suites 1102, 1103 and 1104 in Building 11 to the Original Lease (the "Addenda"); and

         WHEREAS, the Original Lease has also been modified and amended pursuant to that certain Option to Lease dated January 14, 1994 (the "Option") and a Non-Disturbance, Attornment and Subordination Agreement dated April 27, 1994 (the "Non-Disturbance Agreement" and the Original Lease, the Addenda, the Option, and the Non-Disturbance Agreement are herein collectively referred to as the "Lease").

         WHEREAS, Landlord and Tenant have also entered into that certain Lease Agreement which pertains to the building located at 4001 S.W. 47th Avenue, Davie, Florida 33314 pursuant to which Tenant has agreed to lease all of the suites in that building, comprising approximately 48,158 square feet ("Building Two" and the "Building Two Lease").

         NOW, THEREFORE, in consideration of the premises and the sum of Ten Dollars ($10.00) and other good and valuable consideration exchanged between Landlord and Tenant and their respective representations, agreements, and covenants herein contained, Landlord and Tenant hereby agree as follows:

         1. INCORPORATION OF RECITALS. The recitals as set forth above are true and are hereby incorporated by reference herein.

         2. RENTABLE AREA. SUITES 1105, 1106, 1107, 1109, 1110 - 1114. Tenant
hereby exercises its option with respect to Suite 1106 containing approximately 2,325

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square feet (which is already occupied and leased by Tenant as of January 1,
1997) and Suite 1109 containing approximately 3,875 square feet (which is already occupied and leased by Tenant as of January 29, 1997), and with respect to Suites 1105 and 1107, comprising approximately 2,000 and 3,300 square feet respectively. Tenant agrees to lease Suites 1105 and 1107 as soon as they become available. Suite 1107 shall be made available no later than September 1, 1997, and Suite 1105 shall be made available no later than February 1, 1998. In addition, Tenant hereby exercises its option with respect to Suites 1110 - 1114, and agrees to lease those suites, comprising approximately 16,635 square feet in total, as soon as they become available. Each such suite shall become part of the Lease as of the date of delivery of said space to Tenant, and following delivery to Tenant of Suites 1105, 1107, and 1110-1114, that additional space, together with the other suites presently leased by Tenant in Building Eleven, shall become part of the Lease, for a combined total of 42,835 square feet. (Suites 1105, 1106, 1107, 1109 and 1110-1114 are hereinafter referred to as "Additional Rental Area.")

         3. FIRST RIGHT OF REFUSAL. Tenant is hereby given the first right of refusal with regard to any and all space located in Building Eleven that becomes available for lease after the date hereof, including any space presently occupied in which the existing tenant does not now have a written renewal option. Attached as EXHIBIT A hereto is a schedule reflecting when the leases for such suites will expire. Landlord shall provide written notice to Tenant in the event any such space becomes available prior to the date set forth on such schedule or 90 days prior to that scheduled date, whichever is earlier, and Tenant shall notify Landlord of its intention to lease (or not lease) such space not later than twenty (20) days after its receipt of Landlord's notice. In the event Tenant exercises this right of first refusal, the rental amount for such additional space (the "Future Additional Space") shall be the rental rate set forth in Section 6(C) below. That rate per square foot shall be multiplied by the square feet of Future Additional Space to be occupied by Tenant and added to the rent Tenant then pays under the Lease. This representation runs appurtenant to the land and shall survive any transfer in ownership, whatsoever, pertaining to Building Eleven or any portion thereof.

         4. INCORPORATION OF LEASE TERMS. Except as hereinafter provided and modified, all of the covenants, agreements, terms, definitions, provisions and conditions of the Lease are hereby incorporated by reference herein, do apply to the Additional Rental Area and the Future Additional Space, and shall be binding upon Landlord and Tenant.

         5. TERM OF LEASE. Subject to Section 10 below, the term of the Lease with respect to the Existing Space (hereinafter defined) shall be extended until May 31, 2003 and with respect to the Additional Rental Area and any Future Additional Space acquired by Tenant pursuant to the exercise of its option, shall commence on the first day such space is available to Tenant in a condition suitable for occupancy, and shall expire on May 31, 2003. Each of the two five year option periods agreed to in the Option to Lease dated January 14, 1994 shall be superseded by the renewal option set forth in Section 10 herein.

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         6.       TOTAL RENT PAYABLE.  RENTAL RATES.

                 (a) For Suite 1101-1104, comprising approximately 14,700 square feet (the "Existing Space"), Tenant shall continue to pay Landlord the total annual rental of $7.15 per square foot (which amount includes operating expenses), plus additional Florida sales tax (presently at 6% per annum), until August 31, 1998. Commencing September 1, 1998, the rental rate for the Existing Space shall be in accordance with Section 6(C) below.

                  (b) In consideration of the mutual covenants contained herein, for the month of August 1997, Tenant shall pay rent in the amount of $11,222.85 plus sales taxes due under the Lease for Suites 1110 - 1114 and 1315 and 1317 between Landlord and A-One-A Wholesale Produce, Inc. Tenant acknowledges that Tenant shall not be entitled to occupy Suites 1110 - 1114, 1315 or 1317 during August 1997 (unless, with respect to Suites 1110-1114 only, A-One-A Wholesale Products, Inc. has previously vacated said space). Tenant's right to occupy Suites 1110 - 1114 shall only be as set forth herein, and Tenant shall have no right to occupy Suites 1315 and 1317. Commencing upon delivery of Suites 1110 - 1114 to Tenant by Landlord, said Suites 1110 - 1114 shall be considered part of the Additional Rental Area, and rent shall be paid in accordance with Section 6(c) below.

                  (c) Commencing on the first day Tenant gains possession of any portion of the Additional Rental Area or any Future Additional Space, Tenant agrees to pay Landlord total annual rental, plus additional Florida sales tax (presently at 6% per annum) on such space, at the rate of $7.80 per square foot during 1997 (which amount includes operating expenses). Commencing January 1, 1998 and annually on that date thereafter, that rate (excluding the operating expenses portion) shall be increased by 3% during the remainder of the Lease Term. Commencing January 1, 1998 and annually on that date thereafter, the operating expenses portion shall be increased by an amount equal to Tenant's share of the actual increase thereof, but not to exceed 5% annually, except for real estate taxes and insurance which shall be adjusted according to actual increases or decreases therefor.

                  (d) The annual rent for the Premises set forth above includes operating expenses; however, that amount is based upon the usual or "standard" operating expenses which tenants would incur in leasing Building Eleven. Because Tenant's use of a portion of Building Eleven for the manufacture of its products will cause certain of those expenses to materially increase, Tenant agrees that it will attempt, at Landlord's option to separately meter and shall otherwise be solely responsible for the operating expenses which are directly attributable to its manufacturing activities, including, but not limited to, water, lighting, trash removal, and sewage. Moreover, beginning January 1, 1998, Landlord shall be entitled to annually increase the operating expenses portion of Tenant's rent (which were for the base year 1006: insurance - $54,847.00; real estate taxes - $233,663.36; operating expenses - $483,520.97) by an amount equal to (i) Tenant's Prorata percentage share of such expenses over the preceding year, less
(ii) the dollar amount of "standard" operating expenses which Tenant assumed when it became responsible for the payment of the expenses directly attributable to Tenant's manufacturing activities. Operating Expenses shall be deemed to include, without limitation, landscaping, security, a reasonable management fee, electric, sanitation, water, sewer, repairs and maintenance, roofing, taxes and insurance. Taxes and insurance shall be calculated separately from the other Operating Expenses, and increases or decreases therefor shall be separately calculated and applied.

         7. TENANT'S WORK ALLOWANCE. Landlord hereby commits to provide to Tenant no work allowance money for tenant's construction as needed.

         8. TENANT IMPROVEMENTS. It is hereby acknowledged and agreed that Tenant reserves the right to select its own contractor(s), in its sole discretion, in connection with tis expenditure of Tenant's Work Allowance, Provided that contractor(s) are bondable, licensed an properly insured.

         9. SUITES 1106 AND 1109. It is hereby acknowledged and agreed by Landlord and Tenant that all terms, provisions and conditonsof the Lease shall apply to Suite 1106 and 1109 from and after the respectives dates Tenant commenced occupying said suites, andof this Third Addendum as of the date hereof.

         10. RENEWAL OPTIONS: FUTURE EXPANSION: FAILURE TO EXERCISE.

                  (a) The renewal options contained in this Section 10 (a) shall supersede and replace any renewal options previoiusly granted under the Lease. So long (i) as the Lease and the lease for Building Two are in effect, (ii) the Lease and the Building Two lease are in good standing, (iii) Tenant is not in default of the Lease or the Buildilng Two lease, and all of the space in Building Two and Building Eleven are being leased by Tenant, Tenant shall have the option to renew the Lease for the entire Building Eleven for two additional successive periods of five years each. Such options become exercisable at the end of the Lease, as hereby extended, and Tenant shall give written notice of Tenant's exercise of such options no later than ninety (90) days prior to the expiration of the previous term. In addition, notwithstanding anything to the contrary contained in the terms of the Options heretofore existing, (i) the rent which Tenant will be required to pay if it exercises for the first option shall continue at the rate specified in Section 6(c) above, and (ii) the rent which Tenant will be required to pay if it exercises second option shall continue at the rate specified in Section 6(c) above, but shall be reset to an amount equal to ninety (90%) percent of the then current rental rate for space of similar kind and size,if such ninety (90%) percent of the then market rate amount not including operating expenses, which shall be paid by Tenant in addition to said 90% of market rate amount and which shall continue to escalate during the Lease term and any extensions thereof pursuant to Section 6(c) herein is less than the rent specified in Section 6(c) above for the applicable rental period. The reser rental rate shall continue to escalate in accordance with the provisions of
Section 6(c). Such market rental rate for space of similar kind and size shall be reasonably determined by the parties. In the event (i) Tenant exercises Tenant's option for the first of the two additional five-year terms, thereby extending the Term of the Lease to May 31, 2013, (ii) the Lease is in good standing, (iii)

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Tenant is not in default of the Lease and (Iv) Tenant has leased all of the space in Building Eleven, Landlord hereby grant Tenant the option to extend the Lease for three additional successive terms of five years each following the expiration of the Lease on May 31, 2013. Each such option must be exercised by Tenant in writing, not less than 180 days before the expiration of the preceding option term. However, upon Landlord's request, approximately one year before the expiration of the then existing option terms, Tenant shall informally advise Landlord, on a non-binding basis, whether Tenant intends to exercise its option to extend the Lease for the next option period. The rental amount for each such additional term shall be agreed upon by Landlord and Tenant, based upon market and other conditions at the time. In the event Tenant does not exercise any Option, Landlord shall have the right to post signs, advertise and show the Premises to prospective tenants 150 days prior to the expiration of the then existing term. Without limiting the generality of the non-assignability of the Lease by Tenant, the options granted to Tenant hereunder are not assignable or transferable by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

                  (e) So long as both of the Leases for Building Eleven and Building Two between Landlord and Tenant (i) are in effect, (ii) are in good standing, (iii) Tenant is not in default thereof, and (iv) the entire Building Eleven and Building Two are being leased by Tenant, Tenant shall have the right, at Tenant's option, to construct, at Tenant's sole cost and expense, an improvement connecting either the north or south portions of Building Two and Building Eleven, thereby making such buildings one contiguous "U"-shaped space (the "Addition"). The plans and specifications must have the Landlord's prior written approval which shall not be unreasonably withheld. Landlord represents, without investigation or inquiry, that it is not aware of any reason why Tenant will not be able to construct the Addition, other than approvals, permits, and/or authorizations required from applicable governmental authorities and the New Town Commerce Center West Association, Inc. (the "Association"), and any applicable covenants, declarations, easements and restrictions applicable to the Project ("Restrictions") pursuant to documents recorded in the Public Records of Broward County, Florida, which documents Tenant acknowledges have been previously furnished to Tenant by Landlord. In connection with such construction, Tenant shall comply with all governmental and Association requirements and with all Restrictions affecting the Premises. If Tenant desires to proceed to construct the Addition, Landlord shall, at no expense to Landlord, take such actions as may be reasonably necessary in the discretion of Landlord to allow Tenant to obtain any governmental and Association authorizations, permits and/or approvals (if any), which may be required. In the event Tenant is permitted to and actually constructs the Addition, Tenant shall bear all expenses associated with the construction and the continued operation of the Addition during the Lease term and any extensions thereof, including, but not limited to, maintenance, repair, real estate taxes and insurance. Tenant shall reimburse Landlord for any real estate taxes and insurance paid for the Addition by Landlord within ten (10) days of Landlord's written request therefor. The Addition constructed by Tenant shall be the property of the Landlord. If required in Landlord's consent to Tenant's construction of the Addition, within thirty (30) days prior to the expiration or termination of the Lease, Tenant, at Tenant's sole cost and expense, shall demolish the Addition constructed by Tenant, and restore the Building Eleven and Building Two to their respective exterior configurations and exterior conditions prior to the commencement of the applicable lease for Building Eleven and

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Building Two. Without limiting the generality of the non-assignability of the
Lease by Tenant, the rights and obligations of Tenant under this Section 10 (b) are not assignable or transferable to any other party without the prior written consent of Landlord, which shall not be unreasonably withheld.

                  (f) In the event Tenant fails to exercise its option to extend the Lease past May, 2003 and otherwise fails to continue to occupy the Future Additional Space past such date pursuant to a lease, Tenant shall be required to pay Landlord for the office space (including demising walls) in the Future Additional Space in the event Tenant demolishes any of such space before May 31, 2003. Such amount shall be equal to the dollar amount reasonably required to reconstruct the office space (including demising walls) in the Additional Rental Area and Future Additional Space which Tenant demolished (if any) and did not rebuild in accordance with the square footage shown in EXHIBIT B attached hereto; however, Tenant shall receive credit against said charges for space tenant did build out as office space in another portion of Building Eleven.

         7. Article Six of the Original Lease is amended to state:

         "Upon commencement of this Lease, Tenant shall at all times keep the leased Premises and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, and plumbing fixtures, and HVAC system) in good order and condition, except for structural portions of the Premises which shall be maintained by Landlord, but if Landlord is required to make repairs to structural portions by reason of the acts or omissions of Tenant, its agents, employees, or invitees, Landlord may add the cost of such repairs to the rent which shall thereafter become due."

         8. ASSIGNMENT. Without the prior written consent of Landlord, which shall not be unreasonably withheld, the Lease, as amended hereby, is not assignable by Tenant and Tenant may not sublet the Premises or any portion thereof. It is intended by the parties hereto that the Tenant shall not profit from any permitted assignment of the Lease or sublease of the Premises or any portion thereof. Therefore, in the event Landlord consents to any assignment or sublease, Landlord shall receive from Tenant (or, at Landlord's option, directly from the assignee or sublessee, as applicable), in addition to the rent and other charges due under the Lease as amended hereby, all rent, charges, fees and payments paid to Tenant by such assignee or sublessee that exceeds the rent provided for in the Lease, as amended hereby, except that to the extent any additional concessions or payments are made by Tenant to assignee or sublessee to induce such assignee or sublessee to lease the Premises, Tenant shall give written notice of the amount of same to Landlord at the time Tenant requests Landlord's approval of assignment or sublease, and Tenant shall be entitled to retain fifty (50%) of any amount exceeding the rent provided for in the Lease, as amended hereby, until Tenant has recouped the amount of such inducement to assignee or sublessee.

         9. BROKER COMMISSIONS. Colliers Lehrer Adler is recognized as the only Broker with regard to this transaction. Tenant warrants that there are no claims for Broker's commissions or finder's fees in connection with its execution of this Lease, and agrees to indemnify and save Landlord harmless from any liability that may arise from

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such a claim, including reasonable attorneys' and paralegals' fee (whether incurred in court, out of court, on appeal or in bankruptcy or administrative proceedings).

         14. CONTROLLING PROVISION. Notwithstanding the terms, conditions, duties, and or obligations of the Lease, Landlord and Tenant agree that this Third Addendum shall take precedence and shall read and construed, when in conflict, as if it were the original terms, conditions, and agreements between Landlord and Tenants.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Addendum on the ____ day of June, 1997.


Witness:                               TENANT:
                                       Andrx Corporation, a Florida Corporation

/S/ ALLISON LICHTER                    By: /S/ SCOTT LODIN
---------------------------                --------------------------------
Print Name: ALLISON LICHTER            Print Name: SCOTT LODIN
            ---------------                        ------------------------
                                       Title:  V.P./GENERAL COUNSEL
                                               ----------------------------
/S/ LYNN DIERKSMEIER
-----------------------------
Print Name: LYNN DIERKSMEIER
            -----------------
Witness:                               LANDLORD:
                                       Colliers Lehrer Adler, as
                                       Manager of:
                                       New Town Commerce Center Ltd.

/S/ ALLISON LICHTER                    By:  /S/ BRETT W. HARRIS
----------------------------                ------------------------------
Print Name:  ALLISON LICHTER           Print Name: Brett W. Harris
             ---------------                       -----------------------
                                       Title: Vice President
                                              ----------------------------
/S/ LYNN DIERKSMEIER
------------------------------
Print Name:  LYNN DIERKSMEIER
             -----------------

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